Exhibit 99.4

Jeffrey Greenberg, Aquiline Holdings II LLC, Aquiline Capital Partners GP LLC, Aquiline Financial Services Fund L.P., Aquiline Holdings GP (Offshore) Ltd., Aquiline Holdings (Offshore) L.P., Aquiline Capital Partners GP (Offshore) Ltd., Aquiline Financial Services Fund (Offshore) L.P., Aquiline Holdings GP Inc., Aquiline Holdings LP, Aquiline Holdings LLC, Aquiline Capital Partners LLC and Aquiline BNC Holdings LLC, (each, an “Aquiline Acquirer”), and their subsidiaries and affiliates (collectively, “Aquiline Acquirer Group”), will not, without the prior approval of the Board or its staff, directly or indirectly:

1.	Exercise or attempt to exercise a controlling influence over the management or policies of BNC Bancorp (“Target”), High Point, North Carolina, or any of its subsidiaries;

2.	Have or seek to have more than one representative of Aquiline Acquirer Group serve on the board of directors of Target or any of its subsidiaries;

3.
Permit any representative of the Aquiline Acquirer Group who serves on the board of directors of Target or any of its subsidiaries to serve (i) as the chairman of the board of directors of Target or any of its subsidiaries, (ii) as the chairman of any committee of the board of directors of Target or any of its subsidiaries, or (iii) serve as a member of any committee of the board of directors of Target or any of its subsidiaries if the Aquiline Acquirer Group representative occupies more than 25 percent of the seats on the committee;

4.	Have or seek to have any employee or representative of the Aquiline Acquirer Group serve as an officer, agent, or employee of Target or any of its subsidiaries;

5.	Take any action that would cause Target or any of its subsidiaries to become a subsidiary Aquiline Acquirer Group;

6.
Own, control, or hold with power to vote securities that (when aggregated with securities that the officers and directors of the Aquiline Acquirer Group own, control, or hold with power to vote) represent 25 percent or more of any class of voting securities of Target or any of its subsidiaries;

7.	Own or control equity interests that would result in the combined voting and nonvoting equity interests of the Aquiline Acquirer Group and its officers and

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directors to equal or exceed 25 percent of the total equity capital of Target or any of its subsidiaries, except that, if the Aquiline Acquirer Group and its officers and directors own, hold, or have the power to vote less than 15 percent of the outstanding shares of any classes of voting securities of Target, Aquiline Acquirer Group and its officers and directors may own or control equity interests greater than 25 percent, but in no case more than 33.3 percent, of the total equity capital of Target or any of its subsidiaries;

8.	Propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of Target or any of its subsidiaries;

9.
Enter into any agreement with Target or any of its subsidiaries that substantially limits the discretion of Target’s management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

10.	Solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of Target or any of its subsidiaries;

11.
Dispose or threaten to dispose (explicitly or implicitly) of equity interests of Target or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by Target or any of its subsidiaries; or

12.
Enter into any other banking or nonbanking transactions with Target or any of its subsidiaries, except that the Aquiline Acquirer Group may establish and maintain deposit accounts with Target, provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with Target.

Each Aquiline Acquirer also certifies that:

13.	Aquiline Acquirer is not an affiliate of any other investor (excluding other Aquiline Acquirers) in the proposed transaction (individually, each an “Investor,” and, collectively, the “Investors”);

14.	Aquiline Acquirer has reached its decision to invest in Target independently from the other Investors;

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15.	Aquiline Acquirer is not managed or advised by an investment manager or investment advisor who performs the same services for any other Investor (excluding other Aquiline Acquirers);

16.
Aquiline Acquirer (including any subsidiary or affiliate of a Aquiline Acquirer) has not engaged and will not engage as part of a group consisting of substantially the same entities as the Investors, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States without prior consultation with the Board;

17.
Aquiline Acquirer has not and will not enter any agreements or understandings with any other Investor to act in concert for the purpose of exercising a controlling influence over Target or any of its subsidiaries, including, but not limited to, any agreements or understandings regarding the voting or transfer of shares of Target; and

18.
Any director representing Aquiline Acquirer will not collude or conspire with any other directors or shareholders of Target with respect to the exercise of any director’s voting rights.  Nothing in this commitment shall limit a director’s ability to exercise its legitimate duties/rights as a director of Target, including the ability to consult with other directors and shareholders as appropriate.

The terms used in these commitments have the same meanings as set forth in the Bank Holding Company Act of 1956, as amended (“BHC Act”), and the Board’s Regulation Y.  For purposes of these commitments, “Investor” includes any subsidiary or affiliate of the Investor.

Nothing in these commitments releases the Aquiline Acquirer Group from compliance with the Change in Bank Control Act and the Board’s regulations thereunder for any subsequent acquisition or increase in the percentage ownership of any class of voting shares of Target.

Each Aquiline Acquirer understands that these commitments constitute conditions imposed in writing in connection with the Board’s findings and decisions related to Aquiline Acquirer Group’s acquisition of up to 9.9% percent of voting shares of Target and nonvoting preferred stock that together with the voting shares to be acquired by Aquiline Acquirer Group representing 24.9% of the total equity of Target, including a determination that no filing under the BHC Act is required for this transaction by Aquiline Acquirer Group, and, as such, may be enforced in proceedings under applicable law.

Jeffrey Greenberg

/s/ Jeffrey Greenberg
Jeffrey Greenbreg

Aquiline Holdings II LLC

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Capital Partners GP LLC

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Financial Services Fund L.P.

By:	Aquiline Capital Partners GP LLC, general partner of Aquiline Financial Services Fund L.P.

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Holdings GP (Offshore) Ltd.

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Holdings (Offshore) L.P.

By:	Aquiline Holdings GP (Offshore) Ltd., general partner of Aquiline Holdings (Offshore) L.P.

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Capital Partners GP (Offshore) Ltd.

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Financial Services Fund (Offshore) L.P.

By:	Aquiline Capital Partners GP (Offshore) Ltd., general partner of Aquiline Financial Services Fund (Offshore) L.P.

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Holdings GP Inc.

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Holdings LP

By:	Aquiline Holdings GP Inc., general partner of Aquiline Holdings LP

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Holdings LLC

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline Capital Partners LLC

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory

Aquiline BNC Holdings LLC

By:	/s/ Jeffrey Greenberg
	Name:	Jeffrey Greenberg
	Title:	Authorized Signatory